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                                                                   EXHIBIT 99.02

                        CONFIDENTIAL TREATMENT REQUESTED

August 22, 2002

Mr. Nir Zuk

*****
*****

Dear Mr. Zuk:

NetScreen Technologies, Inc. ("NetScreen") is pleased to offer you a position as CHIEF TECHNOLOGY OFFICER reporting directly to Robert Thomas, Chief Executive Officer on the terms set forth in this offer letter. You will be paid a base salary of $8,333.33 paid twice monthly, which is equivalent to an annual base salary of $200,000.00. In addition to your salary, you will be eligible to receive NetScreen's corporate bonus in accordance with NetScreen corporate policy and benefits that NetScreen customarily makes available to employees in positions comparable to yours. As with all employees, this offer is contingent upon your ability to show proof of eligibility for work in this country as well as successful background and reference checks.

Please note that this offer letter is made in connection with an Agreement and Plan of Merger (the "Merger Agreement"), by and among NetScreen, a wholly owned subsidiary of NetScreen and OneSecure, Inc. ("OneSecure"), pursuant to which NetScreen will acquire OneSecure (the "Merger"). This offer letter shall become effective only upon, and the employment relationship between NetScreen and you provided in this offer letter shall commence as of, the Effective Time, as defined in the Merger Agreement. This offer letter shall be null and void if the Merger Agreement or the transactions contemplated thereby have been terminated. Unless otherwise defined herein, all capitalized terms used herein shall have the same meanings given to such terms in the Merger Agreement.

Pursuant to the terms of the Merger Agreement, OneSecure will grant you an option to purchase up to 1,062,276 additional shares of OneSecure Common Stock (the "New OneSecure Options"), which will begin to vest in equal amounts on a monthly basis over a 3-year/no cliff period after the date of the Closing. The pricing and terms of this additional grant of OneSecure options has been determined by NetScreen and OneSecure and will be governed by the New OneSecure Options stock option agreement delivered to you by OneSecure at the time of grant.

In the Merger, your OneSecure options, including the New OneSecure Options, will be assumed by NetScreen and will be exercisable for shares of NetScreen Common Stock after conversion according to an exchange ratio that will be determined at the Effective Time of the Merger. Shortly after the Merger becomes effective, we will send you a letter with the details of the conversion. Your New OneSecure Options will retain the vesting schedule set forth in your New OneSecure Options stock option agreement and your existing OneSecure options will retain the current vesting schedule set out in your existing OneSecure stock option agreement and the enclosed Stock and Option Vesting Waiver Agreement and all of your OneSecure options will continue to be governed by the terms of those respective agreements other than the number of shares and exercise price, which will be converted according to the exchange ratio that will be determined at the Effective Time of the Merger. Your shares of OneSecure common stock subject to a right of repurchase will retain the current vesting schedule set out in your Restricted Common Stock Purchase Agreement and the Stock and Option Vesting Waiver Agreement and the shares will continue to be governed by the terms of those agreements other than the number of shares and repurchase price, which will be converted according to the exchange ratio that will be determined at the Effective Time of the Merger.

***** Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as *****. A complete version of this exhibit has been filed with the Securities and Exchange Commission.

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In addition to the New OneSecure Options you will be granted pursuant to the terms of the Merger Agreement, subject to approval of the Board of Directors of NetScreen, you will be granted an option to purchase up to 400,000 shares of NetScreen Common Stock (the "NetScreen Options") pursuant to the terms of NetScreen's 2001 Equity Incentive Plan. The exercise price for your NetScreen Options will be the closing price of NetScreen's Common Stock on the date of grant. Assuming that you remain an employee, your NetScreen Options will vest as set out in the schedule in your stock option agreement and the options will be governed by the terms of that agreement. You will vest 50% of your options at the date that is two years from the date of the Closing and will become exercisable as to an additional 2.08333% of the NetScreen Options on each monthly anniversary of the Closing thereafter pursuant to your Option Agreement for the NetScreen Options. Given your position with NetScreen following the merger and during your employment at NetScreen, if there is a Sale of NetScreen (as defined in Exhibit A) and your employment is terminated without cause (also as defined in Exhibit A) in connection with a Sale of NetScreen, then upon such termination, the option will immediately vest with respect to fifty percent (50%) of the shares unvested at the closing of the Sale of NetScreen.

* * * * *

* * * * *

NetScreen offers comprehensive medical and dental plans in which you will be eligible on the same terms as generally available to other NetScreen employees. Please refer to the related documents for more information on these plans. You also will be eligible for paid time off benefits under the same terms and conditions as other NetScreen employees, however, your date of hire with OneSecure will be your date of hire, for purposes of paid time off accrual rates.

NetScreen asks that you complete the enclosed Employee Confidential Information and Inventions Agreement (the "Confidentiality Agreement") prior to commencing employment. The Confidentiality Agreement requests that a departing employee refrain from using or disclosing NetScreen's Proprietary Information (as defined in the Confidentiality Agreement) in any manner which might be detrimental to, or conflict with, the business interests of NetScreen or its employees. The Confidentiality Agreement does not prevent a former employee from using his/her general knowledge and experience - no matter when and how gained - in any new field or position. It is important to stress that NetScreen expects that, during your employment with NetScreen, you will make no use of any confidential or proprietary information belonging to your former employers (not including OneSecure). You should also not retain in your possession and should return to your former employers (not including OneSecure) any materials in tangible form, which might contain such information. If you should have any questions about the Confidentiality Agreement, please do not hesitate to call me.

We hope that you and NetScreen will find mutual satisfaction with your employment. Your employment is "at will", meaning employees have the right to terminate their employment at any time with or without cause or notice, and NetScreen reserves for itself an equal right. We both agree that any dispute arising out of your employment or a breach of any covenant of good faith and fair dealing related to your employment, shall be conclusively settled by arbitration in accordance with the Voluntary Labor Arbitration Rules of the American Arbitration Association ("AAA") at the AAA office in San Jose, California.

This offer letter, the Noncompetition Agreement, the Stock and Option Vesting Waiver Agreement, your OneSecure Option Agreements, your NetScreen Option Agreement and the Confidentiality Agreement contain the entire agreement with respect to your employment, and your right to shares of capital stock of NetScreen and merges and supercedes all prior proposals and agreements regarding the grant of stock options or the issuance of shares of capital stock of NetScreen. The terms of this offer may only be changed by written agreement, although NetScreen may from time to time, in its sole discretion, adjust the salaries and benefits paid to you and its other employees.

***** Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as *****. A complete version of this exhibit has been filed with the Securities and Exchange Commission.

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Please sign and date where indicated below and return this offer letter together with a completed Noncompetition Agreement, Confidentiality Agreement and the Stock and Option Vesting Waiver Agreement to NetScreen as soon as possible.

We hope that you and NetScreen will find mutual satisfaction with your employment. We look forward to you joining us and anticipate a mutually rewarding relationship.

Best Regards,

/s/ Edie Rodgriquez

Edie Rodriguez
Vice President of Human Resources

Accepted:

/s/ Nir Zuk
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Nir Zuk

8/21/02
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Date

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Start Date

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                                    EXHIBIT A

"Cause" means (i) willfully engaging in gross misconduct that is materially and demonstrably injurious to NetScreen; (ii) willful act or acts of dishonesty undertaken by Optionee and intended to result in substantial gain or personal enrichment for Optionee at the expense of NetScreen; or (iii) willful and continued failure to substantially perform your duties with NetScreen or its successor (other than incapacity due to physical or mental illness); provided that the action or conduct described in clause (iii) above will constitute "Cause" only if such failure continues after the Board of Directors has provided Optionee with a written demand for substantial performance setting forth in detail the specific respects in which it believes Optionee has willfully and not substantially performed his duties thereof and a reasonable opportunity (to be not less than 30 days) to cure the same. For the above purposes, a termination by NetScreen without Cause includes a termination of employment by Optionee within 30 days following any of the following events: (x) the assignment of any duties to Optionee inconsistent with, or reflecting a materially adverse change in, Optionee's position, duties or responsibilities with NetScreen (or any successor) without Optionee's concurrence; or (y) the relocation of NetScreen's principal executive offices, or relocating Optionee's principal place of business, in excess of fifty (50) miles from NetScreen's current executive offices located in Sunnyvale, California.

The term "Sale of NetScreen" means any sale or disposition of all or substantially all of the assets of NetScreen, or any merger or consolidation of NetScreen with or into any other corporation or corporations or other entity, or any other corporate reorganization in which more than 50% of NetScreen's voting power is transferred.